Form N-SAR

Sub-Item 77Q1 (a)
Copies of any material amendments to registrant's charter or by-laws 33-33978, 811-09885

Fourth Amendment dated February 9, 2005 to Janus Adviser Series' Amended and Restated Trust Instrument is incorporated herein by reference to Exhibit 1(n) to Post-Effective Amendment No. 19 to Janus Adviser Series' registration statement on Form N-1A, filed on April 14, 2005, accession number 0001035704-05-000199 (File No. 33-33978).

Fifth Amendment dated March 22, 2005 to Janus Adviser Series' Amended and Restated Trust Instrument is incorporated herein by reference to Exhibit 1(o) to Post-Effective Amendment No. 19 to Janus Adviser Series' registration statement on Form N-1A, filed on April 14, 2005, accession number 0001035704-05-000199 (File No. 33-33978).

Second Amendment to Janus Adviser Series' Bylaws is incorporated herein by reference to Exhibit 2(c) to Post-Effective Amendment No. 19 to Janus Adviser Series' registration statement on Form N-1A, filed on April 14, 2005, accession number 0001035704-05-000199 (File No. 33-33978).

Third Amendment to Janus Adviser Series' Bylaws is incorporated herein by reference to Exhibit 2(d) to Post-Effective Amendment No. 19 to Janus Adviser Series' registration statement on Form N-1A, filed on April 14, 2005, accession number 0001035704-05-000199 (File No. 33-33978).

Fourth Amendment to Janus Adviser Series' Bylaws is incorporated herein by reference to Exhibit 2(e) to Post-Effective Amendment No. 19 to Janus Adviser Series' registration statement on Form N-1A, filed on April 14, 2005, accession number 0001035704-05-000199 (File No. 33-33978).